Exhibit 5.1

5 August 2020

Midatech Pharma plc
Oddfellows House
19 Newport Road
Cardiff
CF24 0AA
Wales

Re: Midatech Pharma plc – Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as English legal advisers to Midatech Pharma plc, a public limited company incorporated in England and Wales (the “Company”), in connection with the offering for resale by the selling shareholders listed in the Registration Statement (as defined below) of up to an aggregate of 12,695,456 ordinary shares, nominal value 0.1p, in the Company (the “Ordinary Shares”), represented by 2,539,091 American Depositary Shares (“ADSs”), consisting of (i) 3,000,000 Ordinary Shares represented by 600,000 ADSs issuable upon the exercise of warrants originally issued in a private placement (the “October Private Placement”) in October 2019 (the “October Investor Warrants”), (ii) 150,000 Ordinary Shares represented by 30,000 ADSs issuable upon the exercise of placement agent warrants issued in connection with the October Private Placement (the “October Placement Agent Warrants”), (iii) 9,090,910 Ordinary Shares represented by 1,818,182 ADSs issuable upon the exercise of warrants originally issued in a private placement (the “May Private Placement”) in May 2020 (the “May Investor Warrants,” and together with the October Investor Warrants, the “Investor Warrants”), and (iv) 454,546 Ordinary Shares represented by 90,909 ADSs issuable upon the exercise of placement agent warrants issued in connection with the May Private Placement (the “May Placement Agent Warrants,” and together with the October Placement Agent Warrants, the “Placement Agent Warrants”). Each ADS represents five Ordinary Shares of the Company.

1.	INTRODUCTION

1.1	Purpose

This opinion is being furnished in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. We have taken instruction in this regard solely from the Company.

1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed only the following documents and conducted only the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 4 August 2020 at 3:29 p.m. (London time);

(b)	a search of the records at The Insolvency and Companies List (formerly known as Companies Court), Royal Courts of Justice, Rolls Building, London at 3:29 p.m. (London time) on 4 August 2020 ((a) and (b) together, the “Searches”);

(c)	a copy of the resolutions passed at the (i) annual general meeting of the Company, which was held on 19 June 2019 (the “AGM Resolutions”) and (ii) general meeting of the Company which was held on 2 March 2020 (the “GM Resolutions”);

(d)	copies of the minutes of the meetings of (i) the financing committee of the board of directors of the Company (the “Board”) held on 21 October 2019 and 22 October 2019 regarding, inter alia, the terms and conditions of the October Private Placement and issuance of the October Investor Warrants and October Placement Agent Warrants (the “Financing Committee Resolutions”), and (ii) the Board held on 17 May 2020 regarding, inter alia, the terms and conditions of the May Private Placement and issuance of the May Investor Warrants and May Private Placement Agent Warrants (the “May Board Resolutions”);

(e)	copies of Board resolutions passed on 29 July 2020 regarding, inter alia, the approval of the Registration Statement (the “Board Resolutions,” and together with the Financing Committee Resolutions, the May Board Resolutions, the AGM Resolutions and the GM Resolutions, the “Corporate Approvals”);

(f)	a copy of the certificate of incorporation of the Company dated 12 September 2014, and a copy of the certificate of incorporation on change of name of the Company dated 27 November 2014;

(g)	a copy of the current articles of association of the Company (the “Articles”);

(h)	a copy of the Registration Statement;

(i)	a copy of the Securities Purchase Agreement dated 22 October 2019 between the Company and the purchaser named therein; and

(j)	a copy of the Securities Purchase Agreement dated 18 May 2020 between the Company and the purchasers named therein.

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1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

(b)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters; and

(c)	we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in schedule 1 (Assumptions) and are subject to each of the reservations set out in schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the following:

(a)	the Registration Statement, as amended and supplemented, becoming effective under the Securities Act and continuing to be effective;

(b)	the number of Ordinary Shares to be allotted and issued in the transaction contemplated by the Registration Statement not being greater than the aggregate nominal value specified in the Corporate Approvals;

(c)	that the Corporate Approvals and any additional Board and shareholder resolutions required pursuant to the terms of the Companies Act 2006 (the “Act”) and the Articles were or will be (as appropriate) each passed at a meeting which was or will be duly convened and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or, as the case may be, shareholders was or will be present in each case throughout the meeting and voted in favour of the resolutions; and that in relation to each meeting of the Board, each provision contained in the Act or the Articles relating to the declaration of the directors’ interests or the power of the interested directors to vote and to count in the quorum was or will be duly observed;

(d)	the receipt in full of payment for the Ordinary Shares in an amount of “cash consideration” (as defined in section 583(3) of the Act) of not less than the aggregate nominal value for such Ordinary Shares; and

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(e)	valid entries having been made in relation to the allotment and issue of the Ordinary Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Ordinary Shares underlying the Investor Warrants and Placement Agent Warrants will, when registered in the name of the recipient in the register of members of the Company and when paid for and issued pursuant to the terms of the applicable warrant, be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated by the Registration Statement.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed under the Securities Act with respect to the Ordinary Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Brown Rudnick LLP

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Schedule 1
ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)	the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen, and that each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company;

(c)	that the Articles remain in full force and effect, and no alteration has been made or will be made to such articles of association, in each case prior to the date of allotment and issue of the Ordinary Shares (the “Allotment Date”);

(d)	on the Allotment Date the Company will comply with all applicable laws to allot and issue the Ordinary Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Ordinary Shares and any applicable share premium;

(e)	that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the Allotment Date;

(f)	that the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended (the “Insolvency Act”), and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company);

(g)	that the Corporate Approvals provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

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(h)	that the resolutions set out in the Corporate Approvals were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the Allotment Date;

(i)	a meeting of the board of directors of the Company (or a duly constituted and empowered committee or delegate thereof) was or shall have been duly convened and held and a valid resolution passed at such meeting to approve each allotment and issue of Ordinary Shares and each grant of rights to acquire Ordinary Shares;

(j)	as at each date of allotment of Ordinary Shares and grant of rights to subscribe for Ordinary Shares, the directors of the Company shall have sufficient powers conferred on them to allot such Ordinary Shares and to grant such rights (as applicable) under section 551 of the Act and under section 570 of the Act as if section 561 of the Act did not apply to such allotment or grant and the Company shall not issue (or purport to issue) Ordinary Shares and shall not grant rights (or purport to grant rights) in excess of such powers or in breach of any other limitation on their powers to issue shares or grant rights;

(k)	that in relation to the allotment and issue of the Ordinary Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Act (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company; and

(l)	that no Ordinary Shares or rights to subscribe for Ordinary Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Ordinary Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

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Schedule 2
RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)	the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions in England may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry of Winding Up Petitions in England are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)	the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	we have only reviewed the documents listed in paragraph 1.3 above;

(e)	we have made no enquiries of any individual connected with the Company;

(f)	a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error; and

(g)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

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